UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 8, 2015

Date of Report (Date of earliest event reported)

STORE Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8501 East Princess Drive, Suite 190 Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 256-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

Effective April 8, 2015, STORE Capital Corporation, a Maryland corporation (the “Company”), entered into a Bridge Loan Credit Agreement (the “Bridge Credit Agreement”), with KeyBank National Association, a national banking association, as lender and as administrative agent.  The Bridge Credit Agreement provides a limited term, unsecured credit facility in the amount of $50,000,000 for the Company as borrower.

Effective April 8, 2015, the Company borrowed $50,000,000 under the Bridge Credit Agreement.  The Company used a portion of the initial borrowed amount to repay $23,000,000 of outstanding borrowings under the Company’s existing unsecured revolving Credit Agreement dated as of September 19, 2014, which was filed with the Securities and Exchange Commission on September 23, 2014 as Exhibit 10.21 to the Company’s Registration Statement on Form S-11 (Registration No. 333-198486).  The remainder of the borrowed amount will be used to fund property acquisitions and for general corporate purposes.

The foregoing description of the Bridge Credit Agreement does not purport to be complete and is qualified in its entirety by the text of the Bridge Credit Agreement, a copy of which is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

99.1	Bridge Loan Credit Agreement dated as of April 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation

Dated: April 10, 2015
	By:	/s/Michael T. Bennett
Michael T. Bennett
Executive Vice President-General Counsel

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Bridge Loan Credit Agreement dated as of April 8, 2015.